Exhibit 99.1

Toyota Industries Corporation Completes Acquisition of Cascade Corporation

March 28, 2013, Kariya, Japan, and Fairview, Oregon – Toyota Industries Corporation (Tokyo Stock Exchange: 6201) (“TICO”) and Cascade Corporation (NYSE: CASC) (“Cascade”) today announced that TICO has successfully completed its acquisition of Cascade for $65.00 per share in a transaction valued at approximately $760 million.

The transaction creates a leading global materials handling business with a wider spectrum of high-quality and innovative products related to the lift truck business. While wholly owned, Cascade will continue to be based in Fairview, Oregon and will operate as an independent subsidiary of TICO. Cascade’s strict policies on confidentiality regarding competitive information will remain unchanged. TICO recognizes and respects the importance of this policy to customers and to the continued success of the business.

TICO completed the acquisition of Cascade through a tender offer and a short-form merger, without a vote or meeting of Cascade’s shareholders. In the merger, each outstanding share of Cascade’s common stock not purchased in the tender offer or otherwise owned by TICO was converted into the right to receive the same $65.00 consideration that was provided in the tender offer, less any required withholding taxes and without interest. Cascade’s common stock will cease to be traded on the NYSE. TICO intends to de-register Cascade’s common stock as promptly as practicable following the effective time of the merger.

Nomura Securities is serving as exclusive financial advisor to TICO and White & Case LLP is serving as legal advisor in connection with the transaction. BofA Merrill Lynch is serving as exclusive financial advisor to Cascade, and Miller Nash LLP is serving as Cascade’s legal advisor.

Contacts

Toyota Industries Corporation:

TICO

Takashi Yoshida, Manager, PR Department

+81 ###-##-####

Brunswick Group

Sarah Lubman / Christina Stenson

+1 (212) 333-3810

Cascade Corporation:

Joseph G. Pointer, Chief Financial Officer

+1 (503) 669-6300

About Toyota Industries Corporation

Toyota Industries Corporation is a leading transportation equipment company engaged primarily in the manufacture and sale of automobiles, materials handling equipment and textile machinery, as well as in the logistics business in Japan and internationally. Toyota Industries Corporation’s common stock is listed on the Tokyo Stock Exchange where it trades under the symbol “6201”. For more information about Toyota Industries Corporation, please visit www.toyota-industries.com.

About Cascade Corporation

Cascade Corporation is one of the world’s leading manufacturers of materials handling load engagement devices and related replacement parts, primarily for the lift truck industry and to a lesser extent, the construction industry. For more information about Cascade Corporation, please visit www.cascorp.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the U.S. federal securities laws. These forward-looking statements include, but are not limited to, statements as to the acquisition of Cascade Corporation by Toyota Industries Corporation, expected long-term growth for the combined company, plans for geographic expansion in the global marketplace and any other statements about Toyota Industries Corporation or Cascade Corporation’s managements’ future expectations, beliefs, goals, plans or prospects. Any statements that are not statements of historical fact (including any statements containing the words “believes,” “plans,” “anticipates,” “expects,” “estimates,” and similar expressions) should also be considered forward-looking statements. Readers are cautioned that all forward-looking statements are based on current expectations and involve risks and uncertainties and a number of factors could cause our actual results to differ materially from any results indicated in this release or in any other forward-looking statements made by us, or on our behalf. Factors that could cause actual results to differ from these forward-looking statements include, but are not limited to, the possibility that conditions affecting the industries in which Toyota Industries Corporation or Cascade Corporation operate may change. The forward-looking statements contained in this release speak only as of the date on which they are made and, except as required by law, Toyota Industries Corporation expresses no intention or undertake no obligation to update any forward-looking statements to reflect events or circumstances after the date of this press release and as a result, no undue reliance should be placed on these forward-looking statements.

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